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                                                                  EXHIBIT  99.11

                       CONSENT FROM MERRILL LYNCH & CO.

                                                                     May 3, 1999

Martin A. Lynch
Executive Vice President
and Chief Financial Officer
Smart & Final Inc.
600 Citadel Drive
Commerce, California  90046

Gentlemen:

     As financial advisors to the Special Committee of the Board of Directors of Smart & Final Inc. (the "Special Committee"), we hereby consent to all references to our firm as financial advisor to the Special Committee included in this registration statement.

                              Very truly yours,



                              MERRILL LYNCH & CO.

                              MERRILL LYNCH, PIERCE, FENNER & SMITH,
                                           INCORPORATED

                              By:  /s/ Mark Vander Ploeg
                                 ------------------------------------
                                 Name: Mark Vander Ploeg
                                 Title: Managing Director
                                 Investment Banking Group